Exhibit 99.1

               170 N. Radnor-Chester Road, Suite 300, Radnor, PA 19087          484-598-2400

For further information contact:

Company:	Lona Cornish
PolyMedix, Inc.
484-598-2340
lcornish@polymedix.com

Investors:	Erika Moran
emoran@investorrelationsgroup.com

Media:
Steven Melfi
smelfi@investorrelationsgroup.com
The Investor Relations Group
212-825-3210
PolyMedix Initiates Dosing in Phase I Clinical Study
of Novel Anticoagulant Antagonist Compound
PMX-60056 Heptagonist Is The Only Reversing Agent for Heparin and
Low Molecular Weight Heparins in Clinical Development
PMX-60056 is the Company’s Second Clinical Trial Initiation in the Past Month
Radnor, PA (September 23, 2008) — PolyMedix, Inc. (OTC BB: PYMX, http://polymedix.com), an emerging biotechnology company developing new therapeutic drug products to treat infectious diseases and acute cardiovascular disorders based on biomimetics, has initiated dosing and commenced a Phase I clinical study in the U.S. with its anticoagulant reversing agent
PMX-60056 under an Investigational New Drug application (IND) filed with the U.S. Food and Drug Administration (FDA). PMX-60056 represents an entirely new class of drug, which PolyMedix calls a heptagonist, and is the only reversing agent for heparin and the Low Molecular Weight Heparins (LMWH) in clinical development.
This first Phase I clinical trial will assess the safety of PMX-60056. The protocol for this study involves a dose-escalation study in healthy volunteers in which each subject will receive a single dose of PMX-60056. The subjects are grouped into different cohorts with different dosage levels which will allow for the study of the effects of increased dosages. If the first clinical study is successfully completed, PolyMedix plans to initiate a second clinical trial as a proof of concept study to evaluate both safety and efficacy of PMX-60056. The second clinical trial, also to be conducted in healthy volunteers, will involve first administering heparin to subjects, and then
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PolyMedix Starts Phase I Clinical Study with PMX-60056 Heptagonist
September 23, 2008

afterwards administering a single dose of PMX-60056. This study will assess both the safety of using PMX-60056 in heparinized subjects, and will also measure the ability of PMX-60056 to neutralize heparin and normalize blood clotting time. Following these clinical trials, significant additional clinical studies and regulatory submissions will be required to obtain regulatory approval from the FDA and other regulatory bodies before PMX-60056 could be commercially sold.
“The start of the clinical trial with PMX-60056 represents another major milestone for PolyMedix,” said Nicholas Landekic, CEO of PolyMedix. “This novel heptagonist compound is the first of its kind, and potentially represents a fundamental breakthrough both for cardiothoracic surgery and the treatment of bleeding problems with Low Molecular Weight Heparins. PMX-60056 is the only compound in clinical development intended to reverse the activity of LMWH’s and heparin. We are very proud of our productivity and efficiency, as this is the second clinical trial we have initiated within the past month. Last month we started a clinical study with our novel antibiotic, the defensin mimetic PMX-30063. Both of these drug candidates are the first of their kind as well as the only ones of their type in development. We are very proud to be currently the sole company to be developing these completely new types of drug candidates to address major clinical needs and market opportunities,” added Nicholas Landekic.
About PMX-60056
Heparin is an intravenous or subcutaneous anticoagulant routinely used after surgery and during cardiothoracic procedures, such as cardiac bypass, to prevent blood clots from forming. Blood clots formed during surgery can be life threatening and cause strokes or heart attacks. After the surgical procedure, the heparin activity must be turned off, which is currently done with protamine, the only agent approved for this use. Protamine has many limitations, including difficulty in adjusting dose, unpredictable efficacy, post-operative bleeding complications, allergic reactions, and other serious potential toxicities.
Low Molecular Weight Heparins (LMWH), such as Lovenox®, are a family of drugs which are used for chronic prophylaxis against blood clots in indications such as recurrent deep vein thrombosis, after hip replacement surgery, in patients that have had heart attacks, and in cancer patients. PolyMedix estimates that as many as 12 million patients annually receive LMWH drugs. Clinical studies have shown that up to 20% of patients receiving LMWH’s may experience clinically significant bleeding problems, with 1%-4% of patients potentially experiencing serious, life-threatening bleeding. There are currently no approved drugs to reverse LMWH activity.
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PolyMedix Starts Phase I Clinical Study with PMX-60056 Heptagonist
September 23, 2008

PolyMedix has designed and is developing PMX-60056 as an anticoagulant reversing agent for the reversal of both heparin and the LMWH’s. PMX-60056 has been designed to bind to the pentasaccharide region which is found on both heparin and LMWH. The two clinical indications PolyMedix plans to pursue are for a novel reversing agent for LMWH, for which none currently exists, and for a drug that is safer and easier to use than protamine for heparin reversal.
PolyMedix has conducted animal studies that have shown that a single administration of PMX-60056 following heparin or LMWH can completely normalize blood clotting time in the animal subjects. Other Company studies have also shown that clots in human blood formed after exposure to PMX-60056 are more normal than after protamine. Because protamine is an anticoagulant that affects both fibrin clot formation and platelet aggregation, the clots formed in patients after receiving protamine can be leaky and subject to breakage. This is manifested as post-operative bleeding, which can be significant and dangerous. The Company’s in vitro studies have shown that PMX-60056 does not affect either fibrin clot formation or platelet aggregation, and the clots formed in test-tube experiments in human blood have shown that the clots are more normal and not as structurally impaired as clots that form after exposure to protamine.
We believe several factors should facilitate the straightforward clinical development of PMX-60056:
•	Relative ease of clinical trials — the primary endpoint is not disease related, but is expected to be demonstration of normalization of blood clotting time;

•	Duration of drug administration is intended as a single injection;

•	Useful animal models — the same heparin and LMWH’s which are used for clinical treatment in humans are also used in animal studies, with the same required endpoint, normalization of blood clotting time and is considered predictive of efficacy; and

•	Significant unmet medical needs because of the problems often associated with protamine, and the lack of any approved products to reverse LMWH’s.
About PolyMedix, Inc.
PolyMedix is a publicly traded biotechnology company focused on the development of novel drugs and biomaterials for the treatment of infectious diseases and acute cardiovascular disorders. PolyMedix’s compounds are based on biomimetics: non-peptide small molecule drugs that mimic the activity of proteins. The Company’s antibiotic compounds, including PMX-30063 — small molecule mimetics of human host-defense proteins — have a completely different mechanism of action from current antibiotic drugs, a mechanism which is intended to make
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PolyMedix Starts Phase I Clinical Study with PMX-60056 Heptagonist
September 23, 2008

bacterial resistance unlikely to develop. These compounds are being developed as rapidly acting antibiotics for serious systemic and local infections. The Company plans to continue the development of polymeric formulations as antimicrobial biomaterials, which can be used as additives to paints, plastics, and textiles to create self-sterilizing products and surfaces. The Company’s heptagonist compounds, including PMX-60056, reverse the activity of both heparin and Low Molecular Weight Heparins, with the goal of developing an antagonist drug that is safer and easier to use than currently approved therapy. For more information, please visit PolyMedix on its website at www.polymedix.com.
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Forward-Looking Statement
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. PolyMedix has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “represents” and similar expression Among other things, there can be no assurance that PolyMedix’s compounds will enter or successfully complete clinical testing or be granted regulatory approval to be sold and marketed in the Unites States or elsewhere. A more complete description of these risks, uncertainties and assumptions is included in PolyMedix’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.